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                                                                    Ex - 99 (e)

                                  SCHEDULE I

                            DISTRIBUTION AGREEMENT
                            WELLS FARGO FUNDS TRUST

LARGE CAP FUNDS
1.   Capital Growth Fund
2.   Dividend Income Fund
3.   Endeavor Large Cap Fund
4.   Endeavor Select Fund
5.   Equity Index Fund
6.   Growth and Income Fund
7.   Growth Fund
8.   Large Cap Growth Fund
9.   Large Company Core Fund
10.  U.S. Value Fund
11.  Value Fund

SMALL & MID CAP FUNDS
12.  C&B Mid Cap Value Fund
13.  Common Stock Fund
14.  Discovery Fund
15.  Enterprise Fund
16.  Mid Cap Disciplined Fund
17.  Mid Cap Growth Fund
18.  Opportunity Fund
19.  Small Cap Disciplined Fund
20.  Small Cap Growth Fund
21.  Small Cap Opportunities Fund
22.  Small Cap Value Fund
23.  Small/Mid Cap Value Fund

INTERNATIONAL EQUITY FUNDS
24.  Asia Pacific Fund
25.  Emerging Markets Focus Fund
26.  International Core Fund
27.  International Equity Fund
28.  International Value Fund
29.  Overseas Fund

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SECTOR FUNDS
30.  Specialized Financial Services Fund
31.  Specialized Health Sciences
32.  Specialized Technology Fund

ALLOCATION FUNDS
33.  Aggressive Allocation Fund
34.  Asset Allocation Fund
35.  Balanced Fund
36.  Conservative Allocation Fund
37.  Growth Balanced Fund
38.  Moderate Balanced Fund

DOW JONES FUNDS
39.  Dow Jones Target Today Fund
40.  Dow Jones Target 2010 Fund
41.  Dow Jones Target 2020 Fund
42.  Dow Jones Target 2030 Fund
43.  Dow Jones Target 2040 Fund
44.  Dow Jones Target 2050 Fund/1/

LIFE STAGE PORTFOLIOS
45.  Aggressive Portfolio
46.  Conservative Portfolio
47.  Moderate Portfolio

WEALTHBUILDER PORTFOLIOS
48.  Conservative Allocation Portfolio
49.  Equity Portfolio
50.  Growth Allocation Portfolio
51.  Growth Balanced Portfolio
52.  Moderate Balanced Portfolio
53.  Tactical Equity Portfolio

EQUITY GATEWAY FUNDS
54.  C&B Large Cap Value Fund
55.  Diversified Equity Fund
56.  Diversified Small Cap Fund
57.  Emerging Growth Fund/2/
58.  Equity Income Fund
59.  Equity Value Fund
60.  Growth Equity Fund
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/1/  On November 8, 2006 the Board of Trustees approved the establishment of the Dow Jones Target 2050 Fund, which is expected to commence operations on or about July 1, 2007.
/2/ On November 8, 2006 the Board of Trustees approved the establishment of the Emerging Growth Fund, which is expected to commence operations on or about January 31, 2007.

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61.  Index Fund
62.  Large Cap Appreciation Fund
63.  Large Company Growth Fund
64.  Small Company Growth Fund
65.  Small Company Value Fund
66.  Strategic Small Cap Value Fund

TAXABLE INCOME FUND
67.  Corporate Bond Fund
68.  Diversified Bond Fund
69.  Government Securities Fund
70.  High Income Fund
71.  High Yield Bond Fund
72.  Income Plus Fund
73.  Inflation-Protected Bond Fund
74.  Intermediate Government Income Fund
75.  Short Duration Government Bond Fund
76.  Short-Term Bond Fund
77.  Short-Term High Yield Bond Fund
78.  Stable Income Fund
79.  Strategic Income Fund
80.  Total Return Bond Fund
81.  Ultra Short Duration Bond Fund
82.  Ultra Short-Term Income Fund

TAX-FREE INCOME FUND
83.  California Limited-Term Tax-Free Fund
84.  California Tax-Free Fund
85.  Colorado Tax-Free Fund
86.  Intermediate Tax-Free Fund
87.  Minnesota Tax-Free Fund
88.  Municipal Bond Fund
89.  National Limited-Term Tax-Free Fund
90.  National Tax-Free Fund
91.  Nebraska Tax-Free Fund
92.  Short-Term Municipal Bond Fund
93.  Ultra Short-Term Municipal Income Fund
94.  Wisconsin Tax-Free Fund

MONEY MARKET FUNDS
95.  100% Treasury Money Market Fund
96.  California Tax-Free Money Market Fund
97.  California Tax-Free Money Market Trust
98.  Cash Investment Money Market Fund
99.  Government Money Market Fund
100. Heritage Money Market Fund

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101. Liquidity Reserve Money Market Fund
102. Minnesota Money Market Fund
103. Money Market Fund
104. Money Market Trust
105. Municipal Money Market Fund
106. National Tax-Free Money Market Fund
107. National Tax-Free Money Market Trust
108. Overland Express Sweep Fund
109. Prime Investment Money Market Fund
110. Treasury Plus Money Market Fund

Most recent annual approval by the Board of Trustees: March 31, 2006
Schedule I amended: November 8, 2006